Master Investment Portfolio
Money Market Master Portfolio (Series 15)
Transactions Effected Pursuant to Rule 10f-3
N-SAR Item 77(O)
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

                                                                                                    Underwriter
                                                        Date of              Date of                 From Whom
                     Issuer                            Offering             Purchase                 Purchased
BMW Vehicle Owner Trust 2004-A Class A-1                5/4/04               5/4/04        Banc of America Securities LLC

                                                                            Aggregate                Aggregate
                                                                            Principal                Principal
                                                      Affiliated             Amount                    Amount
                     Issuer                           Underwriter          of Offering               Purchased
BMW Vehicle Owner Trust 2004-A Class A-1         Barclays Capital          $ 1,489,833,000                   $ 78,000,000

                                                                              Total
                                                       Purchase            Commission
                                                         Price               Paid to
                     Issuer                            Per Share            Affiliate
BMW Vehicle Owner Trust 2004-A Class A-1                     $ 100.000         $ 11,737.50
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